Exhibit 21
                CBL & Associates Properties, Inc. - 2001 Form 10K

                    SUBSIDIARIES OF THE COMPANY Exhibit 21

                                                              STATE OF
                                                          INCORPORATION OR
SUBSIDIARY                                                   FORMATION
-----------------------------------------------------     ------------------
Albemarle Partners Limited Partnership                    North Carolina
APWM, LLC                                                 Georgia
Arbor Place GP, Inc.                                      Georgia
Arbor Place Limited Partnership                           Georgia
Asheville, LLC                                            North Carolina
BJ/Portland Limited Partnership                           Maine
Bonita Lakes Mall Limited Partnership                     Mississippi
Brookfield Square Joint Venture                           Ohio
Bursnville Minnesota, LLC                                 Minnesota
Cadillac Associates Limited Partnership                   Tennessee
Capital Crossing Limited Partnership                      North Carolina
Cary Limited Partnership                                  North Carolina
Cary Venture Limited Partnership                          Delaware
CBL & Associates Limited Partnership                      Delaware
CBL & Associates Management, Inc.                         Delaware
CBL Holdings I, Inc.                                      Delaware
CBL Holdings II, Inc.                                     Delaware
CBL Morristown, LTD.                                      Tennessee
CBL Terrace Limited Partnership                           Tennessee
CBL/34th Street St. Petersburg Limited Partnership        Florida
CBL/Bartow Limited Partnership                            Florida
CBL/BFW Kiosks, LLC                                       Delaware
CBL/Brookfield I, LLC                                     Delaware
CBL/Brookfield II, LLC                                    Delaware
CBL/Brushy Creek Limited Partnership                      Florida
CBL/Buena Vista Limited Partnership                       Georgia
CBL/Cary I, LLC                                           Delaware
CBL/Cary II, LLC                                          Delaware
CBL/Cedar Bluff Crossing Limited Partnership              Tennessee
CBL/Cherryvale I, LLC                                     Delaware
CBL/Citadel I, LLC                                        Delaware
CBL/Citadel II, LLC                                       Delaware
CBL/Columbia I, LLC                                       Delaware
CBL/Columbia II, LLC                                      Delaware
CBL/Eastgate I, LLC                                       Delaware
CBL/Eastgate II, LLC                                      Delaware
CBL/Fayette I, LLC                                        Delaware
CBL/Fayette II, LLC                                       Delaware
CBL/Foothills Plaza Partnership                           Tennessee
CBL/GP Cary, Inc.                                         North Carolina
CBL/GP I, Inc.                                            Tennessee
CBL/GP II, Inc.                                           Wyoming


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
                CBL & Associates Properties, Inc. - 2001 Form 10K
                    SUBSIDIARIES OF THE COMPANY Exhibit 21

CBL/GP III, Inc.                                          Mississippi
CBL/GP V, Inc.                                            Tennessee
CBL/GP VI, Inc.                                           Tennessee
CBL/GP, Inc.                                              Wyoming
CBL/Huntsville, LLC                                       Delaware
CBL/J I, LLC                                              Delaware
CBL/J II, LLC                                             Delaware
CBL/Jefferson I, LLC                                      Delaware
CBL/Jefferson II, LLC                                     Delaware
CBL/Karnes Corner Limited Partnership                     Tennessee
CBL/Kentucky Oaks, LLC                                    Delaware
CBL/Low Limited Partnership                               Wyoming
CBL/Madison I, LLC                                        Delaware
CBL/Midland I, LLC                                        Delaware
CBL/Midland II, LLC                                       Delaware
CBL/Nashua Limited Partnership                            New Hampshire
CBL/North Haven, Inc.                                     Connecticut
CBL/Northwoods I, LLC                                     Delaware
CBL/Northwoods II, LLC                                    Delaware
CBL/Old Hickory I, LLC                                    Delaware
CBL/Old Hickory II, LLC                                   Delaware
CBL/Parkdale, LLC                                         Texas
CBL/Perimeter Place Limited Partnership                   Tennessee
CBL/Plant City Limited Partnership                        Florida
CBL/Plantation Plaza, L.P.                                Virginia
CBL/Rawlinson Place Limited Partnership                   Tennessee
CBL/Regency I, LLC                                        Delaware
CBL/Regency II, LLC                                       Delaware
CBL/Springs Crossing Limited Partnership                  Tennessee
CBL/Stroud, Inc.                                          Pennsylvania
CBL/Suburban, Inc.                                        Tennessee
CBL/Tampa Keystone Limited Partnership                    Florida
CBL/Towne Mall I, LLC                                     Delaware
CBL/Towne Mall II, LLC                                    Delaware
CBL/Uvalde, Ltd.                                          Texas
CBL/Wausau I, LLC                                         Delaware
CBL/Wausau II, LLC                                        Delaware
CBL/Wausau III, LLC                                       Delaware
CBL/Wausau IV, LLC                                        Delaware
CBL/Weston I, LLC                                         Delaware
CBL/Weston II, LLC                                        Delaware
CBL/York, Inc.                                            Pennsylvania
Charleston Joint Venture                                  Ohio
Chester Square Limited Partnership                        Virginia


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
                CBL & Associates Properties, Inc. - 2001 Form 10K
                    SUBSIDIARIES OF THE COMPANY Exhibit 21

Chesterfield Crossing, LLC                                Virginia
Coastal Way, L.C.                                         Florida
Cobblestone Village at St. Augustine, LLC                 Florida
College Station Partners, Ltd.                            Texas
Columbia Joint Venture                                    Ohio
Coolsprings Crossing Limited Partnership                  Tennessee
Cortlandt Town Center Limited Partnership                 New York
Cortlandt Town Center, Inc.                               New York
Cosby Station Limited Partnership                         Georgia
Courtyard at Hickory Hollow Limited Partnership           Delaware
Creekwood Gateway, LLC                                    Florida
Crossville Associates Limited Partnership                 Tennessee
CV at North Columbus, LLC                                 Georgia
Development Options, Inc.                                 Wyoming
Development Options/Cobblestone, LLC                      Florida
East Ridge Partners, L.P.                                 Tennessee
East Towne Crossing Limited Partnership                   Tennessee
Eastgate Company                                          Ohio
Eastridge, LLC                                            North Carolina
ERMC II, L.P.                                             Tennessee
ERMC III, L.P.                                            Tennessee
ERMC IV, LP                                               Tennessee
ERMC V, L.P.                                              Tennessee
Fifty-Eight Partners, L.P.                                Tennessee
Foothills Mall Associates, LP                             Tennessee
Foothills Mall, Inc.                                      Tennessee
Frontier Mall Associates Limited Partnership              Wyoming
Georgia Square Associates, Ltd.                           Georgia
Georgia Square Partnership                                Georgia
Governor's Square Company IB                              Ohio
Governor's Square Company                                 Ohio
Gunbarrel Commons, LLC                                    Tennessee
Henderson Square Limited Partnership                      North Carolina
Hickory Hollow Courtyard, Inc.                            Delaware
Hickory Hollow Mall Limited Partnership                   Delaware
Hickory Hollow Mall, Inc.                                 Delaware
High Point Development Limited Partnership                North Carolina
High Point Development Limited Partnership II             North Carolina
Houston Willowbrook LLC                                   Texas
Hudson Plaza Limited Partnership                          New York
Janesville Mall Limited Partnership                       Wisconsin
Janesville Wisconsin, Inc.                                Wisconsin
Jarnigan Road Limited Partnership                         Tennessee
JC Randolph, LLC                                          Ohio


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
                CBL & Associates Properties, Inc. - 2001 Form 10K
                    SUBSIDIARIES OF THE COMPANY Exhibit 21

Jefferson Mall Company                                    Ohio
JG Saginaw, LLC                                           Ohio
JG Winston-Salem, LLC                                     Ohio
Kentucky Oaks Mall Company                                Ohio
Kingston Overlook Limited Partnership                     Tennessee
LaGrange Commons Limited Partnership                      New York
Lakeshore Gainesville Limited Partnership                 Georgia
Lakeshore/Sebring Limited Partnership                     Florida
Leaseco, Inc.                                             New York
Lebcon Associates                                         Tennessee
Lebcon I, Ltd.                                            Tennessee
Lee Partners                                              Tennessee
Lexington Joint Venture                                   Ohio
Lion's Head Limited Partnership                           Tennessee
Longview Associates Limited Partnership                   North Carolina
Lunenburg Crossing Limited Partnership                    Massachusetts
Madison Joint Venture                                     Ohio
Madison Plaza Associates, Ltd.                            Alabama
Madison Square Associates, Ltd.                           Alabama
Mall Shopping Center Company, L.P.                        Texas
Maryville Department Stores Associates                    Tennessee
Maryville Partners, L.P.                                  Tennessee
Massard Crossing Limited Partnership                      Arkansas
Meridian Mall Company, Inc.                               Michigan
Meridian Mall Limited Partnership                         Michigan
Midland Joint Venture                                     Michigan
Montgomery Partners, L.P.                                 Tennessee
Mortgage Holdings, LLC                                    Delaware
NewLease Corp.                                            Tennessee
North Charleston Joint Venture                            Ohio
North Haven Crossing Limited Partnership                  Connecticut
Oak Ridge Associates Limited Partnership                  Tennessee
Old Hickory Mall Venture                                  Tennessee
Park Village Limited Partnership                          Florida
Parkdale Mall Associates                                  Texas
Parkway Place Limited Parntership                         Alabama
Parkway Place, Inc.                                       Alabama
Post Oak Mall Associates Limited Partnership              Texas
Property Taxperts, LLC                                    Nevada
Racine Joint Venture                                      Ohio
RC Jacksonville, LC                                       Florida
RC Strawbridge Limited Partnership                        Virginia
Rivergate Mall Limited Partnership                        Delaware
Rivergate Mall, Inc.                                      Delaware


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
                CBL & Associates Properties, Inc. - 2001 Form 10K
                    SUBSIDIARIES OF THE COMPANY Exhibit 21

Salem Crossing Limited Partnership                        Virginia
Sand Lake Corners Limited Partnership                     Florida
Sand Lake Corners, LC                                     Florida
Scottsboro Associates, Ltd.                               Alabama
Seacoast Shopping Center Limited Partnership              New Hampshire
Shopping Center Finance Corp.                             Wyoming
Springdale/Mobile GP II, Inc.                             Alabama
Springdale/Mobile GP, Inc.                                Alabama
Springdale/Mobile Limited Partnership                     Alabama
Springdale/Mobile Limited Partnership II                  Alabama
Springhurst Limited Partnership                           Kentucky
St. Clair Square GP, Inc.                                 Illinois
St. Clair Square Limited Partnership                      Illinois
Sterling Creek Commons Limited Partnership                Virginia
Stone East Partners, Ltd.                                 Tennessee
Stoney Brook Landing LLC                                  Kentucky
Stroud Mall LLC                                           Pennsylvania
Suburban Plaza Limited Partnership                        Tennessee
Sutton Plaza GP, Inc.                                     New Jersey
Sutton Plaza Limited Partnership                          New Jersey
The Galleria Associates, L.P.                             Tennessee
The Lakes Mall, LLC                                       Michigan
The Landing at Arbor Place Limited Partnership            Missouri
The Marketplace at Mill Creek, LLC                        Georgia
Towne Mall                                                Ohio
Turtle Creek Limited Partnership                          Mississippi
Twin Peaks Mall Associates, Ltd.                          Colorado
Valley Crossing Associates Limited Partnership            North Carolina
Vicksburg Mall Associates, Ltd.                           Mississippi
Village at Rivergate Limited Partnership                  Delaware
Village at Rivergate, Inc.                                Delaware
Walnut Square Associates Limited Partnership              Wyoming
Wausau Joint Venture                                      Ohio
Westgate Crossing Limited Partnership                     North Carolina
Westgate Mall Limited Partnership                         South Carolina
Willowbrook Plaza Limited Partnership                     Maine
 (f/k/a Portland/HQ Limited Partnership)
York Galleria Limited Partnership                         Virginia


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